                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

       SRI/SURGICAL EXPRESS, INC. TO RESTATE THIRD QUARTER 2001 FINANCIAL
                RESULTS; COMMENTS ON FOURTH QUARTER EXPECTATIONS


         TAMPA, FL -- Tuesday, November 27, 2001 -- SRI/Surgical Express, Inc. (Nasdaq: STRC) today announced that it would restate its earnings for its third quarter and nine months ended September 30, 2001, as those results were initially reported in its Form 10-Q for its third quarter filed on October 25, 2001. The Company will file an amended Form 10-Q for its third quarter.

         As restated, net earnings for the third quarter of 2001 increased 16.6% to $1,493,000, or $0.22 per diluted share, compared to $1,281,000, or $0.20 per diluted share for the same period in fiscal year 2000. Revenues for the third quarter were $21,340,000, a 9.5% increase compared to $19,493,000 for the same period of last year. The adverse impacts of the restatement on the Company's revenues and earnings for the third quarter were $1,034,000 and $262,000 (or $.04 per diluted share), respectively.

         The restatement did not affect the first and second quarters of 2001. As restated to reflect the third quarter changes, net earnings for the nine months ended September 30, 2001, increased 49.1% to $4,484,000, or $0.68 per diluted share, compared to $3,007,000, or $0.48 per diluted share for the same period in fiscal year 2000. Revenues for the nine months ended September 30, 2001 increased 13.3% to $65,107,000, compared to $57,487,000 for the same period last year.

         Reasons for the Third Quarter Restatement. The Company's business consists of preparing and delivering packs of products and devices required by hospitals for surgical procedures. Through its recently implemented Surgical Express program, the Company supplements its core reusable surgical products offering with disposable products required for particular surgical procedures. The Company bills some of its Surgical Express accounts "by procedure" when it delivers to its hospital customers all of the components for the surgical procedure.

         Following a review of its revenue recognition procedures, the Company determined that products from two service centers totaling $832,000 involving its Surgical Express program were not completely delivered by the end of the third quarter and that the associated revenues and costs should not have been recognized in that quarter. The Company also determined that approximately $202,000 of its product orders for its third quarter were packed, processed, and confirmed for shipment before quarter end, but not physically delivered to customers until the first days of the fourth quarter (substantially all on the first day of the fourth quarter). All of these revenues and the associated costs will be realized in the current, fourth quarter as delivery is completed. The Company determined after review that these revenue recognition matters did not materially affect the financial results of its fiscal quarters before the third quarter of 2001.

         The restated revenues and earnings did not meet analysts' expectations for the Company's third quarter. The shortfall is attributable to the unanticipated loss of several customers, a failure to generate sales from new customers at anticipated levels, delays in surgical procedures at hospital customers because of the events of September 11, and the pricing impact of new group purchasing organization arrangements on existing hospital customers. Start-up expenses associated with new business also affected the Company during the quarter. These adverse impacts partially offset new growth in customer accounts throughout this year and affected earnings for the quarter.

         The Company's revised balance sheet as of September 30, 2001 also reflects a change in the Company's characterization of its Tampa office lease from an operating lease to a capital lease. This restatement increased both assets and liabilities of the Company by $4,600,000 and did not affect earnings for the quarter or the 2001-year to date.

         Outlook. Based on its reduced run rate for the third quarter, the Company anticipates that it will not meet analysts' expectations for revenues and earnings for its current, fourth quarter. In addition to the factors cited with respect to the third quarter, the Company's fourth quarter results will also be adversely affected by an increase in quarterly sales and administrative expense and by startup costs associated with new business. The Company estimates that in its fourth quarter it will recognize revenues of approximately $21,800,000 and earnings of approximately $950,000 or approximately $.14 per diluted share.

         The Company's business and volume with existing customers remains stable. The Company continues to benefit from expansion of its core reusable product line, Surgical Express programs, and instrument offerings, as well as the access to potential new customers offered by arrangements with group purchasing organizations. The Company's customer losses this year were not geographically concentrated or attributable to identifiable factors that the Company expects will have a widespread impact on its business. The Company has realigned its organization to add new focus on retaining existing customers as well as developing new business. Although the Company cannot predict economic and political developments that might affect its business, the Company currently plans 2002-year revenues of approximately $102,000,000 and earnings of approximately $7,100,000 or approximately $1.05 per diluted share and anticipates similar growth rates for two to three more years.

         SRI/Surgical Express, Inc. provides hospitals with a daily delivery and retrieval service that furnishes reusable and disposable products and devices used in surgical procedures. The Company serves hospital customers in 25 states from 11 reprocessing facilities, one disposable products facility, and 18 distribution centers located throughout the United States.

         The statements in this press release that are not historical, including statements regarding the Company's beliefs, expectations, and strategies, constitute "forward looking statements" within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in the Company's reports on Forms 10-Q, 10-K, and 8-K that it periodically files with the Securities and Exchange Commission. These factors include the Company's sales process and market acceptance of its products and services, its capital needs, its dependence on significant customers and a significant supplier, risks of a new product offering, and the competitive healthcare marketplace. The Company does not undertake to update any forward-looking statements in this press release.

FOR FURTHER INFORMATION:            JIM BOOSALES
                                    SRI/SURGICAL EXPRESS, INC.
                                    (813) 891-9550


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                           SRI/SURGICAL EXPRESS, INC.
                         CONDENSED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            (Restated)          (Restated)
                                                        Three Months Ended   Nine Months Ended
                                                          September 30,        September 30,
                                                         -----------------   -----------------
                                                          2001      2000      2001      2000
                                                         -------   -------   -------   -------
Revenues                                                 $21,340   $19,493   $65,107   $57,487
Cost of revenues                                          14,250    13,269    43,813    39,619
                                                         -------   -------   -------   -------
   Gross profit                                            7,090     6,224    21,294    17,868
                                                         -------   -------   -------   -------
Distribution expenses                                      1,365     1,266     4,053     3,936
Selling and administrative expenses                        3,052     2,594     8,962     8,222
                                                         -------   -------   -------   -------
   Income from operations                                  2,673     2,364     8,279     5,710

Interest expense, net                                        362       264     1,105       780
                                                         -------   -------   -------   -------
   Income before income taxes                              2,311     2,100     7,174     4,930

Income tax expense                                           818       819     2,690     1,923
                                                         -------   -------   -------   -------
   Net income                                            $ 1,493   $ 1,281   $ 4,484   $ 3,007
                                                         =======   =======   =======   =======
   Dividends on preferred stock                               --        51        57       153
                                                         -------   -------   -------   -------
   Net income available for common shareholders          $ 1,493   $ 1,230   $ 4,427   $ 2,854
                                                         =======   =======   =======   =======
   Net income per common share, basic                    $  0.24   $  0.22   $  0.74   $  0.50
                                                         =======   =======   =======   =======
   Net income per common share, diluted                  $  0.22   $  0.20   $  0.68   $  0.48
                                                         =======   =======   =======   =======
   Weighted average common shares outstanding, basic       6,287     5,677     5,992     5,677
                                                         =======   =======   =======   =======
   Weighted average common shares outstanding, diluted     6,789     6,373     6,611     6,304
                                                         =======   =======   =======   =======

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      (Restated)      (Restated)
                                                         As of          As of
                                                     September 30,    December 31,
                                                         2001            2000
                                                        -------         -------
                                                     (unaudited)
Cash                                                    $   599         $   132
Accounts receivable, net                                 11,517           9,825
Reusable surgical products, net                          23,095          24,168
Property, plant and equipment, net                       28,143          19,979
Other assets                                             13,849          12,412
                                                        -------         -------
Total assets                                            $77,203         $66,516
                                                        =======         =======
Liabilities                                              28,972          23,664
Shareholders' equity                                     48,231          42,852
                                                        -------         -------
     Total liabilities and shareholders' equity         $77,203          66,516
                                                        =======         =======